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Exhibit 10.33

SIXTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT
AND FIRST AMENDMENT TO CAPITAL CALL AGREEMENT

        SIXTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT AND FIRST AMENDMENT TO CAPITAL CALL AGREEMENT (collectively, this "Amendment"), dated as of October 5, 2001, among ELGAR HOLDINGS, INC. ("Holdings"), ELGAR ELECTRONICS CORPORATION (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"), and J.F. LEHMAN EQUITY INVESTORS I L.P. (the "Contributor"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of February 3, 1998, and amended and restated as of May 29, 1998 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

        WHEREAS, Holdings, the Borrower, the Contributor and the Agent are parties to the Capital Call Agreement;

        WHEREAS, the parties hereto wish to (i) amend/or waive certain provisions of the Credit Agreement as herein provided and (ii) amend certain provisions of the Capital Call Agreement as herein provided; and

        WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto agree as follows:

        NOW, THEREFORE, it is agreed:

        1.    Section 4.02(b) of the Credit Agreement is hereby amended by (i) deleting the text "October 5, 2001" and the amount of "$1,000,000" set forth opposite such date each appearing in the table therein and (ii) deleting the amount of "$1,875,000" appearing in the table therein set forth opposite the date "December 31, 2001" and inserting the amount of "$2,875,000" in lieu thereof.

        2.    The Banks hereby waive, but only during the Waiver Period (as defined below), any Default or Event of Default that has arisen (or may hereafter arise) solely as a result of Holdings and the Borrower failing to comply with (i) Section 9.08 of the Credit Agreement during the period from the last day of Holdings' fiscal quarter ended closest to September 30, 2001 through and including November 13, 2001 (such period, the "Waiver Period") and (ii) Sections 9.07 and 9.09 of the Credit Agreement for the Test Period ended on the last day of Holdings' fiscal quarter ended closest to September 30, 2001, provided, however (x) the waivers set forth in this Section 2 shall cease on November 14, 2001 at which time such Defaults and/or Events of Default shall be reinstated automatically and (y) from and after the Amendment Effective Date (as defined below) and notwithstanding anything to the contrary contained in the Credit Agreement, neither Holdings nor the Borrower shall be permitted to pay any management fees to Lehman and its Affiliates as otherwise provided in Sections 9.06(iv) and 9.06 (v) of the Credit Agreement.

        3.    The definition of "Capital Call Event" appearing in Section 1 of the Capital Call Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (ii) thereof and (ii) inserting the following new clause (iv) at the end thereof:

    ", and (iv) November 13, 2001".

        4.    The definition of "Proportionate Share" appearing in Section 1 of the Capital Call Agreement is hereby deleted and the following new definition is inserted in lieu thereof:

          "Proportionate Share" of each Bank at any time shall mean (i) in the case of Term Loans, a fraction (x) the numerator of which is the aggregate outstanding principal amount of all Term Loans of such Bank at such time and (y) the denominator of which is the aggregate outstanding principal amount of all Term Loans of all the Banks at such time, and (ii) in the case of Revolving Loans, a fraction (x) the numerator of which is the aggregate outstanding principal amount of all Revolving Loans of such Bank at such time and (y) the denominator of which is the aggregate outstanding principal amount of all Revolving Loans of all the Banks at such time.

        5.    Section 2(a) of the Capital Call Agreement is hereby deleted in its entirety and the following new Section 2(a) is inserted in lieu thereof:

          "Required Contributions to Holdings, Etc. (a) JFLEI hereby absolutely, irrevocably and unconditionally agrees that on any date a Capital Call Event shall have occurred, JFLEI will, as soon as practicable thereafter, but in any event (x) within 45 days thereafter in the case of a Capital Call Event of the type described in clause (i), (ii) or (iii) of the definition thereof or (y) no later than November 14, 2001 in the case of a Capital Call Event of the type described in clause (iv) of the definition thereof, make an Investment in Holdings in an amount equal to the Capital Call Amount (which Investment, however, will be paid directly to the Agent at the Payment Office for application as provided in Section 2(c) hereof); provided that to the extent such a Capital Call Event arises because of an Event of Default under Section 10.05 of the Credit Agreement or if any such Investment in Holdings cannot be made for any reason whatsoever or if the Agent elects for any reason whatsoever, then (in each case) JFLEI's Investment shall instead be made by means of the purchase by JFLEI from each of the Banks of a subordinated participation in such Banks' outstanding Term Loans (and, if the Capital Call Amount is in excess of the then outstanding Term Loans (after giving effect to the purchase therein as provided above), in such Bank's outstanding Revolving Loans), pro rata among the Banks based on their respective Proportionate Shares at such time, with such participations to be evidenced by a subordinated participation agreement in form and substance reasonably satisfactory to the Agent (it being expressly understood and agreed (and the subordinated participation agreement shall provide) that no payment or distribution of any kind or character, whether in cash, property, securities or otherwise, shall be made under any circumstances whatsoever with respect to any such subordinated participation until the date on which (i) all Commitments and Letters of Credit under the Credit Agreement shall have been terminated, (ii) all Obligations (except those evidenced by the subordinated participations purchased pursuant to this Section 2(a) shall have been paid in full in cash in accordance with the requirements of the Credit Agreement (or the other Credit Documents) or the Interest Rate Protection Agreements, as the case may be, and (iii) all Interest Rate Protection Agreements entered into with a Secured Creditor shall have been terminated."

        6.    Section 2 of the Capital Call Agreement is hereby further amended by inserting the following new clause (d) at the end thereof:

          "(d) All payments received by the Agent pursuant to Section 2(a) above (other than pursuant to the proviso thereof) shall automatically be deemed (as of the date of receipt by the Agent of such respective payments) to be Investments by JFLEI into Holdings and thereafter by Holdings into the Borrower."

        7.    This Amendment shall become effective on the date (the "Amendment Effective Date") when each of Holdings, the Borrower, the Contributor and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at the Notice Office.

        8.    In order to induce the Banks to enter into this Amendment, (i) each of Holdings and the Borrower hereby represents and warrants that no Default or Event of Default exists on the Amendment Effective Date, after giving effect to this Amendment, and (ii) the Contributor represents and warrants that the matters set forth in Section 8(vii) of the Capital Call Agreement are true and correct.

        9.    This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to Holdings, the Borrower, the Contributor and the Agent.

        10.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        11.    From and after the Amendment Effective Date, all references in the Credit Agreement, the Capital Call Agreement and each of the other Credit Documents to the Credit Agreement and the Capital Call Agreement shall be deemed to be references to the Credit Agreement and the Capital Call Agreement as modified hereby.

        12.    This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or the Capital Call Agreement or any other Credit Document.

* * *

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ELGAR HOLDINGS, INC.
By:	/s/ KENNETH R. KILPATRICK President and Chief Executive Officer
ELGAR ELECTRONICS CORPORATION
By:	/s/ KENNETH R. KILPATRICK President and Chief Executive Officer
J.F. LEHMAN EQUITY INVESTORS I, L.P.
By: J.F.L. Investors, L.L.C., its general partner
By:	/s/ DONALD GLICKMAN Managing Member
BANKERS TRUST COMPANY, Individually and as Agent
By:	/s/ PATRICK W. DOWLING Vice President

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  Exhibit 10.33
SIXTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT AND FIRST AMENDMENT TO CAPITAL CALL AGREEMENT